As filed with the Securities and Exchange Commission on March 3, 2009

Registration No. 333-83925

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

to

FORM S-3

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

NEOSE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3549286
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

102 Rock Road

Horsham, Pennsylvania 19044

(215) 315-9000

(Address, including zip code, and telephone

number including area code, of registrant’s principal

executive office)

A. Brian Davis

Neose Technologies, Inc.

102 Rock Road

Horsham, Pennsylvania 19044

(215) 315-9000

(Name, address, including zip code and telephone number,

including area code, of agent for service)

Copies of all communications to:

Steven J. Abrams, Esq.

Pepper Hamilton LLP

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, Pennsylvania 19103

(215) 981-4000

Approximate date of commencement of proposed sale to the public:    Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE

Pursuant to a Form S-3 registration statement (Registration No. 333-83925) (the “Registration Statement”) filed with the Securities and Exchange Commission on July 28, 1999, Neose Technologies, Inc. (“Neose”) registered 1,500,000 shares of common stock, par value $0.01 (the “Shares”) being offered by certain “selling stockholders” named in the Registration Statement.

On March 2, 2009, Neose filed a certificate of dissolution with the Delaware Secretary of State pursuant to its Plan of Complete Liquidation and Dissolution, which was approved by the Board of Directors and the stockholders of Neose (the “Liquidation”).  The Company closed its stock transfer books and discontinued recording transfers of shares of its common stock at the close of business on March 2, 2009.  In connection with the Liquidation, the Registration Statement is hereby withdrawn and all securities registered hereunder, which remain unsold as of the date hereof, are hereby removed from registration.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Neose Technologies, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Horsham, Pennsylvania, on the 3rd day of March, 2009.

NEOSE TECHNOLOGIES, INC.

By:	/s/ A. Brian Davis
A. Brian Davis
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 3, 2009:

Signature	Title

/s/ A. Brian Davis	Senior Vice President and Chief Financial Officer
A. Brian Davis	(principal executive officer, principal financial officer
and principal accounting officer)

/s/ L. Patrick Gage	Chairman of the Board of Directors
L. Patrick Gage

/s/ Brian H. Dovey	Director
Brian H. Dovey

/s/ William F. Hamilton	Director
William F. Hamilton

/s/ Douglas J. MacMaster, Jr.	Director
Douglas J. MacMaster, Jr.

/s/ H. Stewart Parker	Director
H. Stewart Parker

/s/ George J. Vergis, Ph.D.	Director
George J. Vergis, Ph.D.